Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of to such a statement on Schedule 13G with respect to the common stock of New York & Company, Inc. beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G.

Dated: February 13th, 2006

BSMB/NYCG LLC

By: Bear Stearns Merchant Manager II, LLC
Its: Manager

By: JDH Management LLC
Its: Manager

	By:	/s/ John D. Howard
Name: John D. Howard
Title: President

/s/ John D. Howard
John D. Howard

/s/ Richard P. Crystal
Richard P. Crystal

/s/ Ronald W. Ristau
Ronald W. Ristau

/s/ Steven M. Newman
Steven M. Newman

/s/ Charlotte L. Neuville
Charlotte L. Neuville

/s/ Robert J. Luzzi
Robert J. Luzzi

LARA CRYSTAL 2004 TRUST

By:	/s/ Carole Crystal
Name: Carole Crystal
Its: Trustee

JESSICA CRYSTAL 2004 TRUST

By:	/s/ Carole Crystal
Name: Carole Crystal
Its: Trustee

IAN CRYSTAL 2004 TRUST

By:	/s/ Eugene Friedman
Name: Eugene Friedman
Its: Trustee

MEREDITH COHEN 2004 TRUST

By:	/s/ Eugene Friedman
Name: Eugene Friedman
Its: Trustee

RWR 2004 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Ronald W. Ristau
Name: Ronald W. Ristau
Its: Trustee

NATIONAL PHILANTHROPIC TRUST

By:	/s/ Eileen R. Heisman
Name: Eileen R. Heisman
Title: President and Chief Executive Officer